Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL CLOSES OFFERINGS OF $1.875 BILLION OF SENIOR SECURED

NOTES AND $3.35 BILLION OF SENIOR UNSECURED NOTES

IRVINE, Calif. — April 13, 2016 — Western Digital® Corporation (NASDAQ: WDC) (“Western Digital” or the “Company”) today announced that it has closed its previously announced offerings of $1.875 billion aggregate principal amount of 7.375% senior secured notes due 2023 (the “Secured Notes”) and $3.35 billion aggregate principal amount of 10.500% senior unsecured notes due 2024 (together with the Secured Notes, the “Notes”) to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

The proceeds of the offerings were deposited into escrow, pending the closing of Western Digital’s previously announced proposed merger with SanDisk Corporation (“SanDisk”). Western Digital intends to use the proceeds from the offerings, together with the proceeds from other financing transactions, to finance the merger with SanDisk, refinance indebtedness of Western Digital and SanDisk and pay related fees and expenses. The Notes were issued by Western Digital, and guaranteed, jointly and severally on a senior basis, by certain of Western Digital’s subsidiaries.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Western Digital Announces Closing of Offerings of $1.875 Billion of Senior

Secured Notes and $3.35 Billion Of Senior Unsecured Notes

About Western Digital

Western Digital Corporation (NASDAQ: WDC) is an industry-leading developer and manufacturer of storage solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Western Digital’s proposed merger with SanDisk (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital’s (and Western Digital’s and SanDisk’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital (and the combined businesses of Western Digital and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Western Digital’s expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Western Digital is unable to predict or control, that may cause actual results,

Western Digital Announces Closing of Offerings of $1.875 Billion of Senior

Secured Notes and $3.35 Billion of Senior Unsecured Notes

performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect new information or events.

Risks and uncertainties related to the proposed merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. In addition to the factors set forth above, other factors that may affect Western Digital’s or SanDisk’s plans, results or stock price are set forth in Western Digital’s and SanDisk’s respective filings with the SEC, including Western Digital’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Western Digital’s most recent registration statement on Form S-4 referenced below. Many of these factors are beyond Western Digital’s and SanDisk’s control. Western Digital and SanDisk caution investors that any forward-looking statements made by Western Digital or SanDisk are not guarantees of future performance. Neither Western Digital nor SanDisk intend, or undertake any obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Western Digital Announces Closing of Offerings of $1.875 Billion of Senior

Secured Notes and $3.35 Billion of Senior Unsecured Notes

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed merger, Western Digital filed a registration statement on Form S-4 with the SEC on Dec. 11, 2015, as amended by Amendment No. 1, dated Jan. 27, 2016 and by Amendment No. 2, dated Feb. 5, 2016, which was declared effective by the SEC on Feb. 5, 2016, and Western Digital filed the definitive proxy statement/prospectus on Feb. 5, 2016. Western Digital and SanDisk began to mail the definitive joint proxy statement/prospectus to their respective shareholders on Feb. 5, 2016. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s shareholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov.

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Western Digital Media Contact: Jim Pascoe Western Digital Corp. 408.717.5950 jim.pascoe@wdc.com	Western Digital Investor Contact: Bob Blair Western Digital Corp. 949.672.7834 robert.blair@wdc.com